UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2021

Mason Industrial Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39955	85-2856616
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

110 E. 59th Street New York, New York		10022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 771-1200

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-third of one redeemable warrant	MIT.U	New York Stock Exchange
Class A common stock, par value $0.0001 per share	MIT	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	MIT.W	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 12, 2021, the staff (the “Staff”) of the Securities and Exchange Commission (the “SEC”) issued a public statement entitled “Staff Statement on Accounting and Reporting Considerations for Warrants issued by Special Purpose Acquisition Companies (“SPACs”)” (the “Statement”). In the Statement, the Staff expressed its view that certain terms and conditions common to SPAC warrants may require the warrants to be classified as liabilities on the SPAC’s balance sheet as opposed to equity. Since issuance on February 2, 2021, the outstanding warrants (“Warrants”) to purchase common stock of Mason Industrial Technology, Inc. (the “Company”) were accounted for as equity within the Company’s balance sheet, while the Company’s Forward Purchase Agreement (“FPA”) was not recorded in the Company’s balance sheet. After discussion and evaluation, including with the Company’s independent auditors, the Company has concluded that its Warrants and FPA should be presented as liabilities with subsequent fair value remeasurement.

On May 24, 2021, the Audit Committee of the Board of Directors of the Company concluded, after discussion with the Company’s management and consideration of the Staff’s views as set forth in the Statement, that the Company’s balance sheet as of February 2, 2021 should no longer be relied upon due to a misapplication of the guidance with respect to accounting for the Company’s Warrants and FPA and that the Warrants and FPA should have been presented as liabilities with subsequent fair value measurement.

Similarly, press releases, earnings releases, and investor presentations or other communications describing the Company’s balance sheet should no longer be relied upon. In addition, the audit report of the Company’s current independent registered public accounting firm, Marcum LLP (“Marcum”), included in the Company’s Current Report on Form 8-K (the “Form 8-K”), filed on February 8, 2021 with the SEC, should no longer be relied upon.

The Audit Committee has discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with Marcum. Marcum was provided with a copy of the disclosures made herein and was given the opportunity, no later than the day of the filing of this Current Report on Form 8-K, to review these disclosures.

As a result, the Company will reflect the change in accounting treatment in its Quarterly Report on Form 10-Q, when filed, for the three months ended March 31, 2021.

Cautionary Statements Regarding Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the Company’s intent to restate certain historical financial statements and the timing and impact of the restatement. These statements are based on current expectations on the date of this Form 8-K and involve a number of risks and uncertainties that may cause actual results to differ significantly. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2021

MASON INDUSTRIAL TECHNOLOGY, INC.

By:	/s/ Edward A. Rose III
Name: Edward A. Rose III
Title: Chief Executive Officer